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                                   EXHIBIT 21
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       ENTITY                                                    JURISDICTION
       LPI Charles County Corp.                                  Delaware
       LPI Southbridge Corp.                                     Delaware
       VMIF 248 Buckeye Wilshire Corp.                           Delaware
       VMIF/Anden Southbridge Venture                            Illinois
       VMIF Charles County Venture                               Illinois
       BMIF Merger Corp.                                         Illinois
       VMIF 9025 Wilshire Corp.                                  Illinois
       VMIF Oakridge Corp.                                       Illinois
       BMIF Merger II Corp.                                      Illinois
       VMIF Rancho Malibu Corp.                                  Illinois
       VMIF Rancho Malibu Limited Partnership                    Illinois
       LPI Southbridge L.P.                                      Illinois
       LPI Charles County L.P.                                   Illinois
       LPI Wayside Corp.                                         Illinois
       LPI Wayside L.P.                                          Illinois
       VMIF/Anden Wayside Venture                                Illinois
       BMIF Monterey County Corp.                                Illinois
       LPI Development, Inc.                                     Illinois
       BMIF Rancho Malibu II Corp.                               Illinois
       American Properties Investments, Inc.                     Washington
       Grand Harbor Associates, Inc.                             Florida
       Grand Harbor Property Holdings, Inc.                      Florida
       Oak Harbor Property Holdings, Inc.                        Florida
       Quality Life Services, Inc.                               Florida
       Quality Life Services, Ltd.                               Florida
       Grand Harbor Property Management, Inc.                    Florida
       Grand Harbor Realty Sales, Inc.                           Florida
       GHA Harmony, Inc.                                         Florida
       GHA River Club, Inc.                                      Florida
       GHA Wood Duck, Inc.                                       Florida
       GHA Harbor Links, Inc.                                    Florida
       GHA Harbor Pointe, Inc.                                   Florida
       GHA Development, Inc.                                     Florida
       GHA St. David's Ltd.                                      Florida
       GHA Newport, Ltd.                                         Florida
       GHA Harbor, Ltd.                                          Florida
       GHA Coventry, Ltd.                                        Florida
       GHA Victoria, Ltd.                                        Florida
       GHA St. Andrews, Ltd.                                     Florida
       GHA Grand Harbor Ltd.                                     Florida
       Oak Harbor ACLF, Inc.                                     Florida
       Oak Harbor Club, Inc.                                     Florida
       Oak Harbor Community Development, Inc.                    Florida
       Oak Harbor Villas Community, Inc.                         Florida
       Oak Harbor Club Properties, Inc.                          Florida
       Oak Harbor Realty Sales, Inc.                             Florida
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